HLB GROSS COLLINS, P.C.

2625 Cumberland Pkwy, #400
Atlanta, GA 30339
770-433-1711
Fax: 770-432-3473



         CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the use in the Registration Statement of foodvision.com, inc. on Form 10-SB of our report dated November 23, 1999, relating to the balance sheet of foodvision.com, inc. as of December 31, 1998, and the related statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 1998 and 1997.


/s/ HLB Gross Collins, P.C.

Atlanta, Georgia
December 17, 1999